Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

October 25, 2021

BankUnited, Inc.
14817 Oak Lane
Miami Lakes, FL 33016

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to BankUnited, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (a) debt securities of the Company in one or more series which may be senior or subordinated and which may be convertible into another security (the “Debt Securities”); (b) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (c) common stock, par value $0.01 per share, of the Company (the “Common Stock”); (d) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company (the “Warrants”); (e) depositary shares each of which will represent a fraction of a particular series of Preferred Stock (the “Depositary Shares”); (f) rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company (the “Subscription Rights”); (g) stock purchase contracts, including contracts obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of shares of Preferred Stock, Common Stock or other securities of the Company at a future date or dates (the “Stock Purchase Contracts”); and (h) stock purchase units consisting of a stock purchase contract and any combination of Debt Securities, Preferred Stock, Common Stock or other securities (the “Stock Purchase Units” and together with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Subscription Rights and the Stock Purchase Contracts, the “Securities”).

Any Debt Securities are to be issued under an Indenture (the “Indenture”) between the Company and a trustee named therein, which, in the case of senior Debt Securities, is being filed as Exhibit 4.2 to the Registration Statement (the “Senior Indenture”), and, in the case of subordinated Debt Securities, is being filed as Exhibit 4.3 to the Registration Statement (the “Subordinated Indenture”). Any Stock Purchase Contracts are to be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent to be named therein. Any Warrants are to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into by the Company and an institution, as warrant agent, as identified in the applicable Warrant Agreement. Any Depositary Shares are to be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), each to be entered into by the Company and an agent to be named therein. Any Subscription Rights are to be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) between the Company and the agent to be named therein. The Stock Purchase Units are to be issued pursuant to a unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the agent to be named therein.

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement; (b) the Senior Indenture and the Subordinated Indenture, both of which are being filed as exhibits to the Registration Statement; (c) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as in effect as of the date hereof; (d) the Amended and Restated By-Laws (the “Bylaws”) of the Company, as in effect as of the date hereof; and (e) a copy of the unanimous written consent of the Board of Directors of the Company relating to the registration of the Securities.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Securities Act; (e) a prospectus supplement will have been filed with the Commission describing any Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered (each, a “purchase agreement”) will have been duly authorized and validly executed and delivered by the parties thereto; (h) any Debt Securities that may be issued will be issued in a form that complies with the Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the trustee named therein, and any Warrants, Depositary Shares, Subscription Rights, Stock Purchase Contracts or Stock Purchase Units that may be issued will be a form that complies with the applicable agreement or certificate described above; and (i) at the time of any issuance of Common Stock or the Securities convertible into, exchangeable, redeemable or exercisable for Common Stock, there will be sufficient authorized but unissued shares of Common Stock reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities have been duly authorized and created by the Company, and that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject and the federal securities laws of the United States of America as such laws apply to the Company and the transaction pursuant to which the Securities are offered, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We also assume that at the time of issuance of the Securities the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware and that the Company will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company and others.

We have assumed that each Indenture, in the form reviewed by us (in the case of the Senior Indenture and the Subordinated Indenture), any supplemental indenture to each such Indenture, each Purchase Contract Agreement, each Warrant Agreement, each Deposit Agreement, each Subscription Rights Agreement and each Unit Agreement has been or will be duly authorized, executed and delivered by the applicable trustee or agent, as the case may be, and that any Debt Securities, Stock Purchase Contracts, Warrants, Depositary Shares, Subscription Rights or Stock Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable trustee or agent, as the case may be.

We have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto and the Debt Securities is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Warrants, the Deposit Agreements, the Unit Agreements and the Stock Purchase Units, and that such choice in each case is a valid and legal provision. We have also assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal securities laws (excluding antifraud laws) of the United States of America, in each case as in effect on the date hereof. We have assumed that the Securities and the agreements governing the terms thereof will be governed by the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.	With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (c) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (d) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities) when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.	With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (a) a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Delaware corporate law (the “Certificate of Designations”) has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended, in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (b) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established and are then in conformity with the Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (c) if the Offered Preferred Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock have been duly executed and countersigned; and (d) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.	With respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”), when (a) the terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; (b) if the Offered Common Stock is to be certificated, certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed and countersigned; and (c) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued, and the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be fully paid and non-assessable, in each case provided that the consideration therefor is not less than $0.01 per share of Common Stock.

4.	With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; (b) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the applicable Warrant Agreement; and (c) the Offered Warrants have been duly authorized, executed and delivered against payment therefor, the Offered Warrants, when issued and sold in accordance with the applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.	With respect to any Depositary Shares offered by the Company (the “Offered Depositary Shares”), when (i) the applicable Deposit Agreement relating to the Offered Depositary Shares has been duly authorized, executed and delivered by the parties thereto; (ii) the terms of the issuance and sale of the Offered Depositary Shares have been duly established and are then in conformity with the applicable Deposit Agreement, (iii) the depositary receipts evidencing the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement and (iv) the Preferred Stock represented by the Offered Depositary Shares has been duly authorized and validly issued by the Company and is fully paid and non-assessable and duly delivered to the depositary, the depositary receipts evidencing the Offered Depositary Shares, when issued in accordance with the applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6.	With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (a) the terms of the issuance and sale of the Subscription Rights Agreement have been duly established in conformity with the Offered Subscription Rights; and (b) the Offered Subscription Rights have been duly executed and delivered against payment therefor, the Offered Subscription Rights, when issued and sold in accordance with the applicable purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.	With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Contracts”), when (a) the terms of the issuance and sale of the Purchase Contract Agreement have been duly established in conformity with the Offered Stock Purchase Contracts; and (b) the Offered Stock Purchase Contracts have been duly executed and delivered against payment therefor, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

8.	With respect to any Stock Purchase Units to be offered by the Company pursuant to the Registration Statement (the “Offered Stock Purchase Units”), when (a) the terms of the issuance and sale of the Offered Stock Purchase Units have been duly established in conformity with the Unit Agreement; (b) any shares of Common Stock that are a component of any Offered Stock Purchase Units are validly issued, fully paid and non-assessable and any other Securities that are components of any Offered Stock Purchase Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (c) the Offered Stock Purchase Units have been duly executed and delivered pursuant to the Unit Agreement, the Stock Purchase Units, when issued and sold in accordance with the applicable purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

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